SECOND AMENDMENT TO THE
FIRST NATIONAL BANK OF PULASKI
AMENDED AND RESTATED DIRECTORS' DEFERRED COMPENSATION PLAN

        THIS SECOND AMENDMENT (the "Amendment") is adopted effective the 31st day of December, 2012, by First National Bank of Pulaski located in Pulaski, Tennessee (the "Bank").

        The Bank adopted the First National Bank of Pulaski Directors' Deferred Compensation Plan January 1, 2001 and restated that plan January 16, 2007 in the Amended and Restated First National Bank of Pulaski Directors' Deferred Compensation Plan which was subsequently amended June 15, 2010 (the "Plan"). The Bank now wishes to amend the Plan to remove the fixed benefit aspects of the benefits for most, but not all, of the Participants in the Plan. This amendment shall not affect the rights of James Blackburn and William J. Yancey III or their respective Beneficiaries. For purposes of this Amendment, the remaining Participants who are impacted by this Amendment shall be referred to as the "Impacted Participants."

        Now, therefore, the Bank amends the Plan as follows.

        To replace the fixed portion of the monthly benefit payments, the Bank shall credit each Impacted Participant's Elective Deferral Account with an amount based on the Participant's internal rate of return from the date of inception through December 31, 2012. Such amount is indicated on the Second Amendment to the Amended and Restated Directors' Deferred Compensation Plan Participation Agreement.

        Sections 3.1.1 and 3.1.2 of the Plan shall be deleted in their entireties and replaced by the following:

3.1.1 Amount of Benefit. The benefit under this Section 3.1 is the Elective Deferral Account balance.

3.1.2 Distribution of Benefit. The Bank shall distribute the benefit to the Participant in one hundred eighty (180) monthly installments commencing within thirty (30) days following Normal Retirement Age. The monthly payments shall be calculated to produce equal payments over the remaining payment period. This will require annual reamortization for changes in the crediting rate specified in Section 2.6(b)(ii).

        Sections 3.2.1 and 3.2.2 of the Plan shall be deleted in their entireties and replaced by the following:

3.2.1 Amount of Benefit. The benefit under this Section 3.2 is the Elective Deferral Account balance.

3.2.2 Distribution of Benefit. The Bank shall distribute the benefit to the Participant in one hundred eighty (180) monthly installments commencing within thirty (30) days following Normal Retirement Age. The monthly payments shall be calculated to produce equal payments over the remaining payment period. This will require annual reamortization for changes in the crediting rate specified in Section 2.6(b)(ii).

        Sections 3.3.1 and 3.3.2 of the Plan shall be deleted in their entireties and replaced by the following:

3.3.1 Amount of Benefit. The benefit under this Section 3.3 is the Elective Deferral Account balance.

3.3.2 Distribution of Benefit. The Bank shall distribute the benefit to the Participant in one hundred eighty (180) monthly installments commencing within thirty (30) days following Normal Retirement Age. The monthly payments shall be calculated to produce equal payments over the remaining payment period. This will require annual reamortization for changes in the crediting rate specified in Section 2.6(b)(ii).

        Sections 4.1.1 and 4.1.2 of the Plan shall be deleted in their entireties and replaced by the following:

4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the monthly death benefit amount shown on the Participant's Participation Agreement.

4.1.2 Distribution of Benefit. The Bank shall distribute the benefit to the Beneficiary in one hundred eighty (180) monthly installments commencing within thirty (30) days following the Participant's death.

        Sections 4.2.1 and 4.2.2 of the Plan shall be deleted in their entireties and replaced by the following:

4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the Elective Deferral Account balance calculated at the date of the Participant's death.

4.2.2 Distribution of Benefit. The Bank shall distribute the benefit to the Participant in one hundred eighty (180) monthly installments commencing within thirty (30) days following the Participant's death. The monthly payments shall be calculated to produce equal payments over the remaining payment period. This will require annual reamortization for changes in the crediting rate specified in Section 2.6(b)(ii).

        IN WITNESS WHEREOF, a duly authorized representative of the Bank has signed this Amendment.

                                                                                        By: /s/Mark A. Hayes
                                                                                        Title:  Chairman & Chief Executive Officer